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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002 relating to the financial statements and financial statement schedule of Amkor Technology, Inc., which appears in Amkor Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 29, 2002